Form C

Cover Page

Name of issuer:

New Century Cyber Technologies, Inc

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: NV

Date of organization: 3/22/2005

Physical address of issuer:

67 W. Easy Str
Los Angeles CA 93063

Website of issuer:

http://www.ictable.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

- ☑ Yes
- ☐ No

If yes, disclose how oversubscriptions will be allocated:

- ☐ Pro-rata basis
- ☐ First-come, first-served basis
- ☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

5/4/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

12

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$64,999.00	$76,574.00
Cash & Cash Equivalents:	$1,002.00	$90.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$44,821.00	$0.00
Long-term Debt:	$88,763.00	$88,763.00
Revenues/Sales:	$57,946.00	$0.00
Cost of Goods Sold:	$45,925.00	$0.00
Taxes Paid:	$0.00	$800.00
Net Income:	($56,396.00)	($59,614.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

New Century Cyber Technologies, Inc

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Dmitry Zhuravlev	Director	New Century Cyber Technologies, Inc.	2015
Anatoliy Zhuravlev	CEO	Siberian Cyber	2010
Svetlana Zhuravleva	Chief Design Officer	New Century Cyber Technologies, Inc.	2010

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Anatoliy Zhuravlev	President	2010
Anatoliy Zhuravlev	CEO	2010
Anatoliy Zhuravlev	Chairman of the Board	2010
Svetlana Zhuravleva	Treasurer	2010
Svetlana Zhuravleva	Secretary	2010
Svetlana Zhuravleva	Chief Design Officer	2010

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Anatoliy Zhuravlev	4000000.0 Common Shares and 4,000,000 Preferred Shares	80.0

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> There is a risk that the United States will increase and expand the anti-dumping laws against aluminium imports from China. Since some of iCTABLE's components are made out of aluminium, this could potentially increase the cost of goods. In order to mitigate the potential harm from this risk, we are moving manufacturing to the United States. With additional investments, we will be able to manufacture more parts stateside. However, we maintain connections with our established business partners in China to deliver products to our non-US customers.
>
> There are companies that manufacture similar products to ours. These companies may use our innovative solutions to improve the appeal of their products. In consideration of this risk, we are actively protecting our products with patents and make unique engineering solutions that are difficult to adapt and replicate.
>
> Considering the growth of eSports and Gaming industries, there is a risk of acquisition. The appeal of our products increases the odds of this risk happening.
>
> There is a risk of rapid growth, which might lead to several problems, including changes in product availability,(whenever there is an unexpected major increase in orders, companies must change manufacturers in order to accommodate the volume—meaning establishing new relationships, moving to other cities, spending more time with manufacturers). One of the main advantages of our product is high quality and even when recognizing the shift in shipping times, we do not intend to compromise on the quality. iCTABLE community appreciates the efforts that go into the manufacturing of the product and note the high quality of the desks as one of its main features.
>
> When we commenced the sales of iCTABLE, the sales from the product generated 100% of our revenues. At the moment, even though we sell accessories, the vast majority of our revenue comes from the sale of iCTABLE and related products. In the near term, successful sales of iCTABLE units are vital to the success of the company. We recognize this, and are developing new products to offset our reliance on a single brand of products and to diversify our offerings.
>
> Reliance on third parties. We rely on third parties to provide a variety of essential business functions for us, including manufacturing, shipping, accounting, legal work, public relations, advertising, retailing, and distribution. It is possible that some of these third parties will fail to perform their services or will perform them in an unacceptable manner. It is possible that we will

experience delays, defects, errors, or other problems with their work that will materially impact our operations and we may have little or nor recourse to recover damages for these losses. In particular, we manufacture the majority of the parts for our products in China with multiple manufacturers involved. A disruption in their operations could adversely affect our business.

We are an early stage company. The Company has a limited operating history and has received limited revenues to date. If you are investing in this company, it's because you think this is a good idea, that the founders can execute it better than their competition, that they can price their product right and sell it to enough people such that the company will succeed. You are taking all these things on faith, because it's impossible to know what will happen. We are dependent upon additional capital resources for the continuation of our planned principal operations and are subject to significant risks and uncertainties, including failing to secure funding to operationalize our planned operations or failing to profitably operate the business.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: With the minimum raise amount, the raised funds will go towards advertising and marketing

---

If we raise: **$100,000**

Use of Proceeds: With this target, we will be able to add conventions to advertisement and marketing spend

---

If we raise: **$200,000**

Use of Proceeds: In addition to attending conventions and spending more on advertisements and marketing, we will be able to dedicate additional funds towards projects development

---

If we raise: **$400,000**

Use of Proceeds: This target will give us an opportunity to expand internationally in addition to attending conventions and spending more on advertisements and marketing, and dedicating additional funds towards projects development

---

If we raise: **$600,000**

Use of Proceeds: This target will give us an opportunity to expand internationally in addition to attending even more conventions and spending more on advertisements and marketing. We will be able to dedicate additional funds towards projects development, sponsorships.

If we raise: **$1,070,000**

Use of Proceeds: The maximum raise amount will give more room to maneuver. This target will give us an opportunity to expand internationally in addition to attending even more conventions and spending more on advertisements and marketing. We will be able to dedicate additional funds towards projects development and sponsorships and further expand into eSports and Gaming industries.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts.The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors , or
- (ii) if the valuation for the company is more than **$7 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.
- (iii) for investors up to the first $100,000 of the securities, investors will receive a valuation cap of $5 million and an alternate discount rate of 80%.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Voting rights: Investors in the SAFE do not receive voting rights.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Private Sales for Major Investors. **Investors who invest at least $50,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$50,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock.
If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Preferred Stock**, and the value received by Investors was less than the value of the shares they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified as follows:

(i) if the Investor **is not** a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor **is** a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor **is** or **is not** a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of Valuation Cap.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Preferred Stock	10000000	5000000	Yes
Common Stock	10000000	5000000	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	0
Options:	300000

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

The only difference between Common and Preferred Shares is voting rights.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

<u>Additional issuances of securities.</u> Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

<u>Issuer repurchases of securities.</u> The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Anatoliy Zhuravlev, President, made loans to the company between January 2015 and November 2015 amounting to a debt of $88,763. All of this debt is still outstanding as of November 2017. There is no maturity date and the interest is 0%. This money will be repaid at the company's discretion.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Anatoliy Zhuravlev, President, made loans to the company between January 2015 and November 2015 amounting to a debt of $88,763. All of this debt is still outstanding as of November 2017. There is no maturity date and the interest is 0%. This money will be repaid at the company's discretion.

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We create functional, slick, innovative products that make life easier. Our main product is the most advanced computer-integrated desk, iCTABLE, which includes many features which significantly improve your work effectiveness by providing many health and productivity benefits. We develop and manufacture new products like Enigmatica, the most ergonomic wireless/wired keyboard.

As the creators of the world's first eSports Machine, we want to remain a leader in hardware for a tremendous eSports market. We also want to continue development of a 3DSpace workspace environment and launch a Holographic Workstation.

iCTABLE, our flagship product, is available in three versions: iCTABLE-C, iCTABLE+, and iCTABLE Pro. In addition, we offer various accessories and add-ons for the desks. Before the streamlining of the product line, there were many convolutions in regards to naming and positioning. The principal product sold from the test run was iCTABLE Pro, accounting for 40% of the sales. Nearly all of iCTABLE Pro buyers also purchased accessories.

At the moment, we also have an additional option for the buyers: presets, which are a curated set of computer components that can be selected at the checkout.

Milestones

During 2015, New Century Cyber Technologies, Inc. ("the Company") was a limited liability
company organized under the laws of the States of Nevada, and registered to do business in California. The Company was formerly known as Spark Ventures, LLC, (which we purchased in 2005) and then as Siberian Cyber, Inc (LLC) and became Siberian Cyber Inc. (C-Corp) during 2016. In August 2017 the company was renamed New Century Cyber Technologies Inc. The only dissolution that took place was the change from LLC to C Corp and the assets and liabilities were maintained by the company.

Since then, we have:

-6 million views on an iCTABLE video series by LinusTechTips

-Top 5 Inventions 2016

-World's first desk to support 16+ monitors

-20,000+ Facebook followers in 9 months

-World's first eSports Machine

-World's first multi-level cooling system, Martian Cooling System

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2016, the Company had revenues of $57,946 compared to the year ended December 31, 2015, when the Company had revenues of $0. Our gross margin was 20.75% in fiscal year 2016, compared to % in 2015.
- *Assets.* As of December 31, 2016, the Company had total assets of $64,999, including $1,002 in cash. As of December 31, 2015, the Company had $76,574 in total assets, including $76,574 in cash.
- *Net Loss.* The Company has had net losses of $56,396 and net losses of $59,614 for the fiscal years ended December 31, 2016 and December 31, 2015, respectively.
- The Company has had long and short-term debt totaling $133,584 and $88,763 for the fiscal years ended December 31, 2016 and December 31, 2015, respectively.

Liquidity & Capital Resources

To-date, the company has been financed with $88,763 in debt.

Completing an offering on Wefunder is a significant step for the company, and we expect rapid growth and expansion of company's capabilities after the offering is complete

We plan to use the proceeds as set forth in this Form C under "Use of Funds".

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Our average monthly revenue is $87000 for the last 3 months after the July-August released of iCTABLE review video series. For comparison, we sold a test order in 2016 for nearly $58000. The prices of our products were increased, and we made shipping an additional cost.

Cash in Hand, Burn Rate, Short/Mid Term Expenses

New Century Cyber Technologies, Inc cash in hand is $127,000, as of October 2017. Over the last three months, revenues have averaged $87,000/month and expenses $44,600/month. We are profitable. In the short to mid term we hope to move production to the USA, where it will be manufactured and delivered at a quicker rate, while ensuring the highest quality. The capital that will be used for the Research and Development segment will be invested into the progress of the last development stages, testing, and release of the next iCTABLE product - iCTABLE Space Controller with a table top touchscreen, along for other future products of the company.

Our next actions will correlate with the amount fundraised. For example, raising under $500,000 will not affect our current expenses in any significant way, but will allow us to accelerate the fulfillment our goals for the end year and the beginning of 2018 such as participation in CES, fulfilling international orders, and increasing stock in Germany, UK, Australia, US, and Canada. Our expenses will increase in accordance with the goals outlined above, but they will not have a major impact on the company profits. Raising over $500000 will equate to hiring 2 or 3 additional workers, 1 full-time and 1 or 2 part-time. Our product is not cheap, and the sales figures are more akin to the sales of luxury vehicles—less unit sales, but more profit per unit. Our additional products, like Enigmatica, will hit the market next year near the holidays, after prior advertisements and presentations. We are in the process of establishing a system of sales wherein PC Repair shops or Computer Parts stores are taking on all the storing, shipping, and other miscellaneous expenses. Using this form of sales is ideal for iCTABLE, as the client of such establishments are within our target audience and are already invested in upgrading their personal computers. The establishment of a network of such resellers will be beneficial for the sales and lowering many of the product-related expenses.

We will make every effort to recruit investors from within our community to contribute to the success of the campaign. However, if the situation will occur in which the Wefunder campaign will be unsuccessful, we will carefully study the reasons for this mishap and use the gained experience to try again. It will not affect our plans or our everyday operations.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities? ☐ Yes ☑ No
- ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

- i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
- ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
- iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

> i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
>
> ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.ictable.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

INVEST IN NEW CENTURY CYBER TECHNOLOGIES, INC.

Making amazing hardware for the eSports, Gaming, and Computer Industries

> *We create functional, slick, and innovative products that make life on the computer easier. Our main product is an advanced computer-integrated desk, iCTABLE, which includes numerous features that significantly improve your work effectiveness by providing many health and productivity benefits. On top of our flagship iCTABLE, we develop and manufacture new products like Enigmatica, an ergonomic wireless/wired keyboard.*

Anatoliy Zhuravlev
PRESIDENT & CEO, NEW CENTURY CYBER TECHNOLOGIES, INC.

FOLLOW US FOR UPDATES
3 UPDATES 5 FOLLOWERS
SHARE TWEET



$0
raised of $50K goal

$100 min **INVEST**
by Wefunder Portal LLC

Future Equity (SAFE)
$7M valuation cap
A SAFE gives you the right to future shares in New Century Cyber Technologies, Inc. If you invest, you're betting the company will be worth more than $7M in the future.
INVEST $50K FOR PRO RATA RIGHTS.

EARLY BIRD BONUS: 20% Discount and $5M Valuation Cap
Investors who fund up to the first $100K of this fundraise will invest in a SAFE with a 20% discount and $5M valuation cap.

INVESTOR PERKS

$250+	$50 coupon for any of our products Valid for 1 year
$500+	$100 coupon for any of our products Valid for 1 year ($150 with low level perks included)
$1,000+	$250 coupon for any of our products Valid for 2 years ($400 with low level perks included)
$2,500+	$500 coupon for any of our products Valid for 3 years ($900 with low level perks included)
$5,000+	$1000 coupon for any of our products No expiration date ($1900 with low level perks included)
$10,000+	$2000 coupon for any of our products No expiration date ($3900 with low level perks included)

OUR AMBITION

As the creators of the world's first eSports Machine, we want to remain a leader in hardware for a tremendous eSports market. We also want to continue development of a 3DSpace workspace environment with the eventual goal of launching a Holographic Workstation.

KEY FACTS

- 4x increase in unit sales in 2017.
- World's first eSports Machine and the first desk to support 16+ monitors.
- 6 million views on an iCTABLE Youtube review by LinusTechTips.
- 20,000+ Facebook followers.
- World's first multi-level cooling system, Martian Cooling System, and the first touch screen integrated into a desk, the iCTABLE-TS.

DOCUMENTS

- ictable_airflow_diagram.jpg
- ictable_info-graph.jpg
- ADAPTIVE_DESIGN_iCTABLE.jpg
- 3dpf-facebook.jpg
- Computer-Reincarnation-Stages.jpg
- iCTABLE_TKON_Major-form-factor.jpg
- TKON_Universal_Holder.jpg
- HELTH-benefits_ictable.jpg
- ictable_combat-main-components.jpg

ictable.com

500 STARTUPS · LIFE SCIENCE · MANUFACTURING · B2B · BITCOIN · GAMES · SPORTS · BLOCKCHAINS · HARDWARE · TECH · B2B · B2C · AEROSPACE · ADVERTISING · 3D PRINTING · FURNITURE · SOFTWARE · DESIGN

THE BUZZ ABOUT NEW CENTURY CYBER TECHNOLOGIES, INC.

"This desk is truly a work of art. While expensive, it is meant to be the last desk you will ever need to buy, as it is 100% modular. The quality in itself is amazing. With the anticipation of this product being able to last me for my entire life, short of upgrading one feature to another, the price is definitely worth it."

William J. Della Noce

Customer

"Oh my God! It is beautiful. It is completely customizable in how you want your table to look. While building the desk if I ever had any questions, the iCTABLE Team would answer them on Facebook within minutes. If I ever buy another desk it would be an iCTABLE, no doubt about it."

Justin Mccollum

Customer

I am extremely impressed with the [customer service] these guys have given to me. They have replied to every email within a reasonable time frame, and have worked hard to match all my requests and answered every single question I had no matter if I asked the same thing more than once. If the desk is as good as the customer service, this is going to be one EPIC setup.

Joshua Welch

Customer

Как экс-музыкант переключился на столы для геймеров

50-летний Анатолий Журавлев был девелопером и эпатажным музыкантом - обе эти карьеры завершены. Сейчас он живет в США и продает сделанные в Китае "рабочие пространства" iCTABLE. Изначально Журавлев предполагал, что их главными покупателями

October 22, 2017 @ rbc.ru

GAMING at 16K RESOLUTION?? - HOLY $H!T

Can you really game at 16K? Will this setup crash and burn, or be the most amazing gaming experience ever? Synergy sponsor link: Share your mouse and keyboard between multiple computers with Synergy!
August 2, 2017 @ youtube.com

World's Most AMAZING Desk PC - 16K GAMING BUILD LOG (Part 1 of 2)

We set out to create the most incredible display setup ever... 16 4K monitors put together to drive 16K RESOLUTION!!! Ting sponsor link: Head over to https://linus.ting.com/ to receive an additional $25 credit today!
July 24, 2017 @ youtube.com

Stock Quote - Fat Pitch Financials

Simi Valley, CA -- (ReleaseWire) -- 05/10/2017 -- iCTABLE, a series of premium, adaptable computer desks, has announced an upcoming Wefunder crowdfunding campaign for their flagship products. The campaign rewards supporters with a variety
May 10, 2017 @ quotes.fatpitchfinancials.com

Siberian Cyber, Inc. Announces Wefunder Fundraiser for iCTABLE: Adaptable, Multi-Monitor Computer Integrated Desk | Silicon Investor (SI) -- The First Internet Community

Simi Valley, CA -- (ReleaseWire) -- 05/10/2017 -- iCTABLE, a series of premium, adaptable computer desks, has announced an upcoming Wefunder crowdfunding campaign for their flagship products. The campaign rewards supporters with a variety

iCTABLE: Adaptable, Multi-Monitor Computer Integrated Desk | FinancialContent Business Page

May 10, 2017 @ markets.financialcontent.com

Top 5 Amazing Inventions of 2016 #15

Top 5 Amazing Inventions of 2016 #15 5. Check my Temp - http://www.checkmytemp.com/ 4. Kurv Guitar - http://kurvguitar.com/ 3. BranchBox - https://www.kickstarter.com/projects/branchusb/branch-usb-c-dock-for-
February 3, 2016 @ youtube.com

CREATING NEXT-GENERATION HARDWARE

NCCT

New Century Cyber Technologies, Inc.

At New Century Cyber Technologies, Inc. (NCCT), we create functional, elegant, and high-quality products and services that provide efficient solutions to everyday problems. Our offerings transform the mundane into exciting, connecting the past with the future. We give a glimpse into the new century of cyber technologies, we provide innovations and modernizations, we do not recycle - we reform and shape the ideas of the future.

1

MEET OUR FLAGSHIP PRODUCT, THE ICTABLE

iCTABLE is a modular, multifunctional workspace that integrates a PC, a computer desk, and a monitor mounting system along with a complex array of features designed to improve the user experience, such as a liquid cooling system, a set of conveniently placed ports, and best-in-class cable... [*+ READ MORE*]





ICTABLE SOLVES ALL YOUR WORKSPACE ISSUES

iCTABLE was not born out of indulgence, but out of necessity. Our product emerged at a time when building a proper workspace took lots of effort, as users had to buy every component of their workspace separately. This led to major difficulties trying to assembly PC components, desks, and wires and... [*+ READ MORE*]


The Problem!
Regular PC
CaseProblem
In the limited space of the PC case, the components are cramped together, leading to:
Inefficient Construction
Bad Airflow
Accumulative Overheating
High-level Noise
Long & Tenuous Upgrade Process
Difficult Access to Connectors
New Century Cyber Technologies, Inc





THE ICTABLE ADVANTAGES

All of iCTABLE's components are modular, with each new model based on the previous, so upgrading from one generation to the next is easy. All our users have to do is add the required components, meaning the iCTABLE has a virtually limitless operating cycle.

Space Saver



iCTABLE is ultra-versatile, able to fit into any environment due to its enhanced ergonomics and adaptability. The dimensions of iCTABLE are optimal for a working space environment, providing more comfort and increased productivity.




US Market Audience
101 400 000
Prospects
60M
PC Gamers
25M
Professionals
16M
PC Enthusiasts



ICTABLE IS JUST THE BEGINNING

In addition to iCTABLE, we are also working to launch the Enigmatica Keyboard and the Martian Cooling System to further improve the desk experience. Enigmatica is our concept for a family of wireless mechanical keyboards and accessories. Compact, robust, and wonderfully ergonomic, Enigmatica is... [+ *READ MORE*]


enigmatica



THE MARTIAN COOLING SYSTEM


MARTIAN COOLING SYSTEM
World's 1st multi-level CPU/GPU Water OL/Air cooling system
Martian Cooling System, a proprietary solution invented by iCTABLE Team, is the most anticipated product from NCCT, according to our research. The demand for an efficient cooling system is great and Martian Cooling System will be widely popular with the target audience.



We're Perfect for a Booming eSports Market

The eSports market is one of the fastest growing in the world, going from a simple gathering of friends to internationally televised events with many professional teams competing for multi-million dollar prizes. To answer the new demand for this market, we launched the iCTABLE eSports Machine, designed to benefit eSports athletes.

$696M

The 2017 worldwide eSports market, including $257M in North America

41%

Year-to-Year Market Growth

Plus, the **military** and **financial** sectors benefit from workspaces with multiple displays. iCTABLE can support up to 18 monitors, making it desirable for these applications due to the immensure durability and reliability of the desk.




iCTABLE Mercury CL
computer lab

And in **school computer labs**, our Mercury CL is durable solution, customizable with school insignia and colors, and easily upgradeable because of the modular design.

How Your Investment Will Help Us

U.S. Production

Completely manufacture, test, and assemble all current and future products in the USA.

Research & Development

Develop and test future products and features, including the Holographic Station, while refining the predecessors.

Marketing

Add to the marketing efforts in gaming and professional industries by launching customer acquisition campaigns.

Our Progress So Far

Q4 2012



iCTABLE is Born

Q4 2013

Development of the Ports System

Q1 2014



Invention of the TKONS & Universal Holder

Q2 2015

Development of the Frame

We spend the next two quarters continuing to develop and test our product.

Q1 2016

Our First Test Product Sells Out

Q3 2016



Manufacturing Begins

Q1, Q2, Q3 2017

Multiple Tables Invented

The iCTABLE TS_01, iCTABLE Mercury, and iCTABLE Combat are all invented

Q3 2017



iCTABLE Pro-16 Becomes World's First 16K Gaming Rig

Q4 2017



iCTABLE Pro-18 for the Military is Developed

Q1 2018



iCTABLE Begins to Take International Pre-Orders

LET'S WORK MORE EFFICIENTLY TOGETHER

As a serial inventor, I have a wide variety of interests: 3D Printing, Optics, Blockchain Technology, Space Technology, and Laser Technology. This variety is what drives me forward, makes me want to create more, inspires me to innovate. This range allows me to intertwine the ideas of the past with the realities of the present and the promise of the future. In our everyday lives, we all have one major problem that unites creators connected within the world of technology: the necessity in a great workspace. That is why I conceived the idea of iCTABLE – a superior workspace that would make work easier and a more enjoyable experience. Now, nearly 10 years later, iCTABLE is the synthesis of the very best technologies and solutions of the present and the future.

From the very beginning, New Century Cyber Technologies, Inc. sought to break the conventional molds and create something new and exciting. We desire to improve upon our daily lives and to envision a more integrated future, where many entities can be combined to make a better product. iCTABLE, the very first product from our company, is but a great leap towards the future. A future of great promise – of innovation, creativity, and advancement. This vision for the future rests on three key ideas that define each product we make: integration, adaptability, and ergonomics. The end goal for iCTABLE is to create a Holographic workspace through 3D Space technology. And yet, with our first building block, our foundation for this dream is in itself revolutionary. iCTABLE Mercury, iCTABLE Combat, iCTABLE-c, iCTABLE+, and iCTABLE Pro all integrate a computer into an impressive multiple monitor workstation which is durable, adaptable, and ergonomic. From the adaptable industrial design with striking features to the remarkably sophisticated components, iCTABLE is a vision for the future.

Our philosophy with iCTABLE was to create a product of infinite possibilities, with an opportunity for the user to intimately fine-tune the product to their heart's desire. We aim to connect with the customers and to develop a relationship that will last for years. Based on a modular design, iCTABLE is easily adaptable multiple fields of activities. Due to our systems-based approach, ICTABLE has shown its incredible adaptability by being used in unexpected ways; becoming the world's first 16K gaming rig, a stock trading station, a military workstation, and a cryptocurrency mining farm.

iCTABLE has unique potential for growth and development, with more unique uses becoming possible as the product adoption becomes widespread. One area where iCTABLE exhibits that unique potential is in blockchain technology. iCTABLE, with its superior airflow, is an excellent choice for small to medium scale cryptocurrency mining operations because it can house many GPUs and terabytes of storage. Products like iCTABLE will be crucial to further development of cutting edge blockchain technology, both as the mining device and a workstation for programming. Decentralization of everyday processes is the most recent trend, and it will continue, and are at the forefront of the hardware side.

And yet, this is only the beginning, only a major advancement towards realizing our dream. We shall not rest on our laurels and we shall not be content with simply revolutionizing the workspace. We want to share the feeling of mutual success, the feeling of mutual pride of our accomplishments, and the feeling of mutual joy. We want to push further and to test the limits of ingenuity, we want to probe imagination for the ideas that will change the world!

Anatoliy Zhuravlev

MEET THE FOUNDERS



Anatoliy Zhuravlev

President & CEO

Graduated Moscow State University with an honors degree. Built multiple successful companies in Russia. Patented serial inventor.



Svetlana Zhuravleva

Co-Founder/Chief Design Officer

Svetlana was there since the very beginning and is the creative driving force behind the project. She is passionate about her work and is always looking for inspiration.



Dmitry Zhuravlev

Vice President

Dmitry has extensive international relations experience, speaks 3 languages, and is responsible for managing teams working on various projects as well as everyday operations.



Mark Zhuravlev

Head of Communications

As Head of Communications, Mark manages PR, customer acquisition, and customer support. His friendly demeanor and positive attitude make him the man for the job.

AND THE REST OF THE TEAM



Joseph Hill

Analytics

Joe handles market analysis and marketing performance for the company.



John Miller

Developer

John is a hard worker and team player, always bringing positivity to the discussion



James Brown

Developer/Designer

Jim is both a designer and a developer, a sign of his adaptability. He handles both sides of his job well, and always has great insight.



David Turner

Research and Development

David loves his work and always gives his all to complete his objectives



Robert Allen

Developer

Rob is a great team player and a frequent contributor in team meetings



Elizabeth Johnson

Marketing and Communications

Liz handles communications for the company and also contributes to the marketing campaigns



Vihaan Sharma

Chief Technology Officer

Vihaan is a smart individual with a keen mind. His responsibilities include developing new technologies for our products and services



David Wong

Chief Development Officer

David leads the team developing new products. As a senior team member and an engineer, his experience is invaluable.



Mary Lee

International Relations

Mary proved to be an excellent addition to the team with her stellar work with manufacturers overseas

DETAILS

– COLLAPSE ALL

What is New Century Cyber Technologies, Inc. ?

New Century Cyber Technologies, Inc., is a company that develops and manufactures innovative high-tech products and services.

How do you plan to acquire customers?

Acquiring customers is a priority for any emerging business and there are tried and tested ways to do so. The plan is to connect with potential customers through targeted social media campaigns, engage with the media, establish a rapport with retail to showcase the products at their locations, travel to the conventions where many deals will happen, and word of mouth.

What's new about what you're making? How is it different?

At NCCT, we are exploring many different ideas and innovations that have the potential to change the world. For example, while the general idea of a workspace is simple: a desk, a monitor, a PC, we are enhancing the idea. iCTABLE, through integrating separate components and systems, transforms a stagnant workspace into a vibrant workspace environment that improves ergonomics and productivity.

Is iCTABLE able to be upgraded when new updates and models are released?

Absolutely! The modular design of iCTABLE allows for each component to be interchanged, removed, replaced, updated and upgraded. Therefore, when a new model or addition comes out, you are able to upgrade to it, whether that be from the very first model or the previous to the update. This allows for those who already have an iCTABLE to easily upgrade to the touch screen iCTABLE model when it is released.

When will the Space Controller iCTABLE be released?

We expect to launch the Space Controller iCTABLE with the touch screen integrated tabletop in the first quarter of 2018.

Are there other products besides iCTABLE?

Yes! New Century Cyber Technologies, Inc. develops and manufactures a variety of products that solve every day problems. The products range from hand-held items to Holographic Stations.

Am I investing in New Century Cyber Technologies, Inc. or iCTABLE?

You are investing in New Century Cyber Technologies, Inc. which develops and manufactures many innovative products, including our flagship product, iCTABLE.

What is your business model?

Our flagship product, iCTABLE, is a computer-integrated desk with a modular design, is targeted towards many markets including B2B, eSports, and gaming. After a successful launch, we are ready to present iCTABLE to a wider audience, as the product has proven that it has enormous potential.

In addition, we are in the process of developing other innovative goods and services, which will enable NCCT to engage with new customers and new markets, including international.

What is your marketing strategy?

At this moment, a key part of our strategy will be attending industry-specific conventions like CES. Attending conventions will allows us to establish connections with people within the industry and to showcase our products to a receptive audience. Another part of our strategy involves the use of social media to promote our products. By working with top YouTube creators like LinusTechTips, we are able to demonstrate the benefits of our products to an audience more likely to be interested in our offerings. Also, one part of our marketing strategy is to become a sponsor, not unlike Nike or Adidas in the sports world for eSports teams and athletes. We believe this will have the desired effect of exposing a worldwide audience to our products and bringing more name recognition. Lastly, we are using targeting marketing campaigns on social media like Facebook and Instagram. Nowadays, Facebook knows you better than your friends do, and their algorithms are eerily successful in bringing relevant advertisements to your attention. By constantly running ads on Facebook and Instagram, we will be able to bring more truly interested people to our store and convert their interest into revenue.What is your marketing strategy?

How will you use the funds raised throughout the campaign?

The plan right now is to attend the largest technology conference in the United States—CES. That will be in Las Vegas, in January. Attending conventions like CES will allow us to showcase our products and to establish connections within the industry. Also, we will use some of the funds to launch multiple targeted marketing campaigns, as those have had the largest effect. In addition, we will spend a significant amount on research and product development. Lastly, we will be able to dedicate money towards sponsorships within the eSports industry and internet reviews of our products.

ASK A QUESTION

Type your question here...

ASK QUESTION

RISKS SPECIFIC TO NEW CENTURY CYBER TECHNOLOGIES, INC.

1.

There is a risk that the United States will increase and expand the anti-dumping laws against aluminium imports from China. Since some of iCTABLE's components are made out of aluminium, this could potentially increase the cost of goods. In order to mitigate the potential harm from this risk, we are moving manufacturing to the United States. With additional investments, we will be able to manufacture more parts stateside. However, we maintain connections with our established business partners in China to deliver products to our non-US customers.

2.

There are companies... **READ MORE**

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

New Century Cyber Technologies, Inc. is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min **INVEST**

Can I change my mind and get a refund?
How is Wefunder compensated?
Have another question?

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Mashable npr Forbes Bloomberg Businessweek CNNMoney PBS TIME Los Angeles Times The Boston Globe Inc. TechCrunch THE WALL STREET JOURNAL FINANCIAL TIMES



Anatoliy Zhuravlev

New Century Cyber Technologies, Inc.

New Century Cyber Technologies, Inc. • Lomonosov Moscow State University (MSU)

Greater Los Angeles Area • 233

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There is no path to the future without knowledge of the past

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Experience

Chief Executive Officer
New Century Cyber Technologies, Inc.
Jan 2010 – Present • 7 yrs 11 mos
Los Angeles, California

www.ictable.com

President&CEO
Rosenfield Holding LLC
Oct 1995 – Jul 2008 • 12 yrs 10 mos
Moscow, Russian Federation

Education

Lomonosov Moscow State University (MSU)
1984 – 1991

Featured Skills & Endorsements

Computer-Aided ... · 1	**Michael Derbas** has given an endorsement for this skill
3D Modeling · 1	**Michael Derbas** has given an endorsement for this skill
3D Visualization · 1	**Michael Derbas** has given an endorsement for this skill

See 4 more skills

Interests

Lomonosov Moscow State Univers...
86,206 followers

Московский Государственны...
83,330 followers



Sir Alex Ferguson
Director, Ambassador, Visiting Fellow, Au...
87,260 followers

DESKTOP AIRFLOW

Overheating Problem







Small Space

Low Fan Limit Capacity

All Components Cramped In One Place
Which Leads to
Exponential Thermodynamic Overheating Effect

iCTABLE AIRFLOW

Overheating Solution



4X Bigger Space

High Fan Capacity - Up To 18 Fans

Reduced Overheating by the
Distribution of Electronic Components
Inside the iCTABLE Space

iCTABLE

main features

ADAPTIVE DESIGN

Arm Adjustable System

MARTIAN
COOLING SYSTEM

Performance Boost

MEMORY VAULT

MULTIPLE PORTS

The King of Net System

MAC FRIENDLY

AIRFLOW BALANCE

HIDDEN WIRES

3D Print Friendly

Old PC reincarnation

EASY UPGRADE

STRESS TESTING

NOISE CONTROL

CONSOLE COMPATIBLE



SIMPLE ASSEMBLY

CARD READER

SUPER STRONG FRAME

GAMING ACCESSORIES

ECO FRIENDLY

ADAPTIVE DESIGN

step into the future



iCTABLE Adaptive Design is a unique philosophy based on our desire to bring an unparalleled amount of customizability to the workstation and the computer. The major part of our philosophy are the Decorative Elements that bring a myriad of colors, textures and material to your iCTABLE. Nearly every detail of iCTABLE can be customized.

We also are the first 3D Print Friendly product, because we encourage creativity and the personality that each user brings to our product.

You can download the models from our website and then alter the model with any software according to your desires and then 3D Print the new part and change the iCTABLE. This option brings unlimited possibilities for your creativity.

ictable-CBeyond

Decorative Panels

Decorative Panels- saturated reality



SIBERIAN...CYBER
ictable-CBeyond

cLAYERS

New Design Solution



Cover Case*
Poster**
Base Color Layer

*- Cover Case - Work Surface protection panel,
made from Plastic or Tempered Glass
* *- Poster- Print or Purchase any poster and place onto Base Color Layer

CHOOSE YOUR COLOR



3DpF

3D Print Friendly

Step 1 – Download the3D template from our website

Step 2 – Sculpt your new model base on our template

Step 3 – Replace the original component with a new 3D Printed model



template
sculpted model
3d printed model
installed model

coffee cup holder

ictable-CBeyond

3DpF

3D Print Friendly

Step 1 – Download the3D template from our website

Step 2 – Sculpt your new model base on our template

Step 3 – Replace the original component with a new 3D Printed model


template
sculpted model
3d printed model
installed model
coffee cup holder

Computer Reincarnation

STAGES

1

Remove all Necessary Components from Your PC/Mac Desktop Computer

2

Integrate the Components into The King Of Net System & iCTABLE AAS/AAS Pro

3

THE AWAKENING



Motherboard and Processor

Videocard

HDD/SSD

Monitor





iCTABLE All Models

MAJOR FORM FACTOR COMPATIBLE

EATX



Standart ATX



Micro ATX



Mini ITX



The KING of NET

Universal Holder

The King of Net Universal Holder is part of The King of Net System.


The King of Net

The Unversal Holder is exactly what its name suggests-it holds all the basic parts of the computer-the motherboards, HDD, the cooling system. It also has a special space reserved for video cards and closed water/air cooling systems.







The unique construction of the Universal Holder's body allows to easily add and remove parts for seamless upgrades.











STATIC MONITOR'S RISKS

Computer Vision Syndrome (CVS)


HEADACHES
NECK PAIN
DRY EYES
EYESTRAIN
BLURRED VISION
SHOULDER PAIN

According to the American Optometric Association, «many of the problems related to CVS are ergonomic», originating from a wrong monitor placement and positioning.

iCTABLE Arm Adjustable System HEALTH BENEFITS

ERGONOMIC DESIGN


ADJUSTABLE DISTANCE
ADJUSTABLE ROTATION
ADJUSTABLE ANGLE
ADJUSTABLE HEIGHT

With iCTABLE Arm Adjustable system, the risk of Computer Vision Syndrome (CVS) is drastically reduced. Unlike static monitors on regular desks/tables, the Arm Adjustable system allows the user to find the perfect height, angle and distance from the eyes, thus lowering the risk of Computer Vision Syndrome (CVS)

iCTABLE Combat

main components



TKON
or
Desktop
or
Game console
Arm cover
Ports/Switches
AAS metal base
USB/RJ45 Panel mount
140 mm Fans
Side panel
COMBAT
Inner panel